UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 1, 2018

IMAGING3, INC.
(Exact name of registrant as specified in its charter)

California	000-50099	95-4451059
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3022 North Hollywood Way, Burbank, CA	91505
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(818) 260-0930

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.

On March 1, 2018, we filed an amendment to our amended and restated articles of incorporation with the California Secretary of State to: effectuate a 1-for-20 reverse split of our outstanding common stock. This amendment was unanimously approved by our board of directors and by a majority of our stockholders at a special meeting of stockholders on November 16, 2017. A proxy statement on Form 14A relating to the reverse split was mailed to shareholders (of record on September 18, 2017) on October 9, 2017.

The pre-split total shares of common stock outstanding was 306,693,077 and post-split total shares of common stock outstanding will be 15,334,654 (subject to adjustment for settlement of fractional shares, which will be rounded up to the nearest whole share).

We are awaiting final notification from FINRA for effectiveness of the reverse split in the marketplace. Upon effectiveness in the marketplace, a “D” will be placed on the Imaging3 ticker symbol, IGNG, for 20 business days to alert the public of the split.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit Number	Description

3.1	Certificate of Amendment to Amended and Restated Articles of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGING3, INC.
(Registrant)

Date: March 7, 2018	By:	/s/ John Hollister
John Hollister, CEO

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